Exhibit (a)(4)

LETTER TO CLIENTS

HEMAGEN DIAGNOSTICS, INC.
9033 Red Branch Road
Columbia, Maryland 21045
(443) 367-5500

Offer to Exchange

Shares of Common Stock and
$4,050,000 principal amount of 6% Senior Subordinated Secured Convertible Notes due 2009

For all $6,090,000 principal amount of our outstanding
8% Senior Subordinated Secured Convertible Notes due 2005

PURSUANT TO THE OFFERING MEMORANDUM
DATED SEPTEMBER 2, 2004

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME,
ON SEPTEMBER 30, 2004, UNLESS EXTENDED OR EARLIER TERMINATED.

To our clients:

     Enclosed for your consideration is an Offering Memorandum, dated September 2, 2004 (the “Offering Memorandum”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Hemagen Diagnostics, Inc. (“Hemagen”) to exchange its Exchange Securities, as defined in and on the terms set forth in the Offering Memorandum for its outstanding 8% Senior Subordinated Secured Convertible Notes due 2005 (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal.

     This material is being forwarded to you as the beneficial owner of the Outstanding Notes carried by us in your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Memorandum and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 midnight, Eastern time, on September 30, 2004, unless extended by Hemagen (as it may be extended, the “Expiration Date”). Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     1. The Exchange Offer is subject to certain conditions set forth in the section of the Offering Memorandum entitled “The Exchange Offer — Conditions to the Exchange Offer.”

     2. Any transfer taxes incident to the transfer of the Outstanding Notes from the holder to Hemagen will be paid by Hemagen, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

     3. The Exchange Offer expires at 12:00 midnight, Eastern time, on the Expiration Date, unless extended by Hemagen.

PLEASE READ THE OFFERING MEMORANDUM

     If you wish to tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form on the last page of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Outstanding Notes.

     If we do not receive written instructions in accordance with the procedures presented in the Offering Memorandum and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Outstanding Notes held by us for your account, upon and subject to terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

     Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Hemagen with respect to the Outstanding Notes. This will instruct you to tender the Outstanding Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

     Please tender the Outstanding Notes held by you for my account as indicated below:

     The aggregate face amount of Outstanding Notes held by you for the account of the undersigned is (fill in amount):

     $                                       of 8% Senior Subordinated Secured Convertible Notes due 2005.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered (if any)):

     $                                       of 8% Senior Subordinated Secured Convertible Notes due 2005.

☐	NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:                                        , 2004